Exhibit 10.1.3
WATER ACT 2003
MODIFICATION OF THE CONDITIONS OF APPOINTMENT OF
[ALL WATER AND SEWERAGE UNDERTAKERS
AND ALL WATER UNDERTAKERS]
Made on 11 September 2005
Coming into effect on 15 September 2005
The Director General of Water Services, in exercise of the power conferred on him by paragraph 4 of Schedule 4 to the Water Act 2003 (“the 2003 Act”)1, after consulting [the undertaker concerned] and other appropriate persons as required by that paragraph, hereby modifies with effect on and from 15 September 2005 the conditions of the appointment of [the undertaker concerned] under Chapter I of Part II of the Water Industry Act 1991 as follows:
1. After Condition Q there shall be inserted:
“Condition R: Provision of combined and wholesale water supplies
The Access Code
1.—(1) The Appointee shall have an Access Code which complies with paragraphs 2 to 4 of this condition.
(2) The Appointee shall comply with its Access Code.
2.—(1) The Access Code shall —
(a) conform to the guidance for the time being issued under section 66D(4); and
(b) set out –
(i) the Appointee’s procedure (including timetables) for dealing with a request made to it by a licensed water supplier under sections 66A, 66B or 66C (which procedure shall itself conform to any relevant guidance);
(ii) the types of feasibility studies which the Appointee may undertake in response to any of those possible applications, including the method of calculation of any costs associated with any such study with a view to recovering them from any such applicant (all of which feasibility studies and the method of calculation shall themselves conform to any relevant guidance); and
(iii) the terms (including the basis for calculating charges in accordance with the costs principle in section 66E) upon which the Appointee will offer to perform each duty under sections 66A to 66C and indicative charges for performing each

[1]	By virtue of article 6 and paragraph 7 of Schedule 3 of the Water Act 2003 (Commencement No. 1 and Transitional Provisions) Order 2004 (SI 2004/641), references to the Water Services Regulation Authority in paragraph 4 of Schedule 4 to the 2003 Act have effect as if they were references to the Director General of Water Services, until the coming fully into force of section 36(1) (transfer to the Authority and the Consumer Council for Water of functions, property etc) of the 2003 Act.

duty under sections 66A and 66B (which indicative charges shall themselves be calculated in accordance with any relevant guidance).
(2) In this paragraph and in paragraph 3 below, “relevant guidance” means guidance —
(a) in relation to the matters specified in sub-paragraph (1)(b) above;
(b) for the time being issued by the Authority where —
(i) before issuing such guidance, the Authority has consulted such persons as it considers appropriate; and
(ii) the Authority has published such guidance in such a manner as it considers appropriate for the purpose of bringing it to the attention of persons likely to be affected by it.
3.—(1) Subject to sub-paragraph (2), the Appointee —
(a) shall review its Access Code annually not later than the anniversary of the date upon which this condition comes into effect; and
(b) may at any time revise it.
(2) If the Authority revises its guidance under section 66D(4), the Appointee shall revise its Access Code to conform to the revised guidance within the timescales set out by the Authority.
(3) If the Authority revises any relevant guidance, the Appointee shall revise its Access Code to conform to such revised relevant guidance, within the timescales set out by the Authority, provided that the Authority has —
(a) consulted such persons as it considers appropriate before revising that relevant guidance; and
(b) published that revised relevant guidance in such a manner as it considers appropriate for the purpose of bringing it to the attention of persons likely to be affected by it.
4.—(1) The Appointee shall —
(a) include the text of its Access Code, as revised from time to time, on any Internet website which it may maintain; and
(b) in response to any request, provide a copy of it free of charge.
(2) The Appointee shall provide to the Authority —
(a) free of charge a copy of its Access Code; and
(b) within seven days of making them, written particulars of any modifications of it.
Anti-competitive behaviour

5.—(1) If and for so long as the Appointee is related to any licensed water supplier —
(a) it shall not without the consent of the Authority sell (or otherwise make available) to that licensed water supplier any water, or any of its other assets; and
(b) otherwise, it shall ensure that every other transaction between the Appointed Business and that licensed water supplier is at arm’s length.
(2) For the purpose of this paragraph the Appointee is related to a licensed water supplier if their enterprises are under common ownership or common control (within the meaning those expressions have in section 26(1) of the Enterprise Act 2002).
(3) The Appointee shall by notice inform the Authority if at any time it becomes, or ceases to be, related to a licensed water supplier.
(4) This paragraph is without prejudice to anything contained in paragraph 6 of Condition F (Transactions entered into by the Appointee or the Appointed Business with or for the benefit of Associated Companies or other businesses or activities of the Appointee).
6.— The Appointee shall not show undue preference towards, or undue discrimination against —
(a) customers or potential customers (or classes of customers) of a licensed water supplier, as compared with either the Appointee’s own customers or potential customers (or classes of customers) or the customers or potential customers (or classes of customers) of any other licensed water supplier; or
(b) a licensed water supplier, as compared with any other licensed water supplier or the Appointee itself.
Obligations about information
7.— (1) Whenever the Appointee is —
(a) negotiating with a licensed water supplier the period for which and terms and conditions on which it might discharge any of its duties under sections 66A to 66C; or
(b) discharging any of those duties,
it shall ensure that legally enforceable terms exist about the confidentiality of information provided to or by it for those purposes.
(2) Without prejudice to the generality of sub-paragraph (1) above, the Appointee shall not use or disclose information received from a licensed water supplier in the course or contemplation of the discharge of its duties under sections 66A to 66C or in the course or contemplation of its dealings with that licensed water supplier under sections 66A to 66C, except —
(a) to the minimum extent necessary to discharge those duties or for those dealings;
(b) where required or permitted by law; or
(c) where otherwise agreed with the licensed water supplier.

8.—(1) The Appointee shall provide to a licensed water supplier such information as the licensed water supplier reasonably requires —
(a) to enable the licensed water supplier to apply for, negotiate and conclude an agreement under section 66D;
(b) to comply with any condition of its water supply licence, or any statutory requirement imposed in consequence of its water supply licence; or
(c) to comply with any reasonable request for information made by the Environment Agency.
(2) The Appointee may impose reasonable conditions on the use which any licensed water supplier makes of information provided under this paragraph.
(3) Any question as to the reasonableness of —
(a) any requirement to provide information under sub-paragraph (1); or
(b) any condition proposed by the Appointee under sub-paragraph (2);
shall be resolved by referring that question to the Authority for its determination.
(4) A reference under sub-paragraph (3) shall have the effect of suspending the requirement so referred pending the Authority’s determination.
(5) The Appointee shall not be required under this paragraph to disclose any information or produce any document which it would be entitled to refuse to disclose or produce on grounds of legal professional privilege in proceedings in the High Court.
(6)
(a) The Appointee shall immediately inform the licensed water supplier of relevant details if the Appointee is or becomes aware that a special consumer occupies or is likely to occupy any premises which the licensed water supplier is proposing to supply.
(b) For the purpose of sub-paragraph (a) above, a special consumer is a person or a member of a class of persons who —
(i) the Appointee and the relevant licensed water supplier agree; or
(ii) the Authority specifically or generally determines by relevant notice, regularly requires water urgently on medical or other grounds.
(7) Under sub-paragraph (6) —
(a) a determination shall not have effect unless, before making the determination, the Authority has consulted such persons as it considers appropriate; and
(b) a “relevant notice” is a notice published in such manner as the Authority considers appropriate and served on the Appointee.

(8)
(a) The Appointee shall immediately inform each licensed water supplier which is supplying water to premises in its Water Supply Area of every actual or potential incident which affects adversely, or is likely to affect adversely —
(i) water quality;
(ii) water pressure;
(iii) continuity of supply; or
(iv) any other matter related to the Appointee’s supply system as defined in section 17B(5);
but the foregoing obligation applies only if and to the extent that the supply or supplies being made by such licensed water supplier to premises in the Appointee’s Water Supply Area is or are, or is or are likely to be, affected by any such actual or potential incident; and
(b) information provided by the Appointee under sub-paragraph (a) above shall be as detailed as the information which the Appointee uses or intends to use or would use, when dealing with complaints from its own customers arising out of the same matters.
(9) For the purposes of sub-paragraph (8), an incident includes regulatory infringements which may put the Appointee or relevant licensed water supplier at risk of supplying water which is unwholesome as determined under section 67 (standards of wholesomeness) or unfit for human consumption within the meaning of section 70 (offence of supplying water unfit for human consumption).
9.— In so far as the provision of information to the Appointee is not provided for by or under any enactment, the Appointee shall not seek —
(a) from a licensed water supplier; or
(b) from a person supplied or seeking to be supplied by a licensed water supplier;
more information than the Appointee reasonably requires —
(i) for the purposes of carrying out its functions;
(ii) to ascertain whether the licensed water supplier has sufficient product and public liability insurance for the activities authorised by its water supply licence;
(iii) to comply with any condition of the Appointee’s appointment;
(iv) in relation to national security or civil emergencies; or
(v) to comply with any reasonable request for information made by the Environment Agency.
General
10.—(1) Until the coming fully into force of section 36(1) of the Water Act 2003 (transfer to the Water Services Regulation Authority and the Consumer Council for Water of functions, property etc), any reference to the Authority in this Condition shall have effect as if it were a reference to the Director.

(2) Unless the contrary intention appears, references in this Condition to sections are references to sections of the Water Industry Act 1991.
[Application
11.–(1) This Condition shall not apply to the Appointee in the circumstances and to the extent set out in this paragraph.
(2) Paragraphs 1 to 9 of this Condition shall not apply if and for so long as the Appointee has no supply system, as defined in section 17B(5).
(3) Subject to sub-paragraph (4), the Appointee shall notify the Authority as soon as it has a supply system, as defined in section 17B(5).
(4) If the Appointee has a supply system, as defined in section 17B(5), on 15 September 2005, it shall be deemed to have notified the Authority that it has a supply system at that date.
(5) If and for such time as the Appointee has a supply system, as defined in section 17B(5) –
(a) the Appointee shall notify the Authority immediately of the fact and terms of each request the Appointee receives from a licensed water supplier to provide a supply of water or to permit the introduction of water into the Appointee’s supply system pursuant to section 66A, 66B or 66C; and
(b) paragraphs 1 to 9 of this Condition shall apply only from and for such time and to such extent as may be specified by the Authority from time to time by relevant notice.
(6) Under sub-paragraph (5)(a) –
(a) a relevant notice shall not have effect unless, before making the relevant notice, the Authority has consulted the Appointee and such persons as it considers appropriate; and
(b) a “relevant notice” is a notice published in such manner as the Authority considers appropriate and served on the Appointee.]”
[Paragraph 11 of Condition R above has only been included in the conditions of the appointments of Albion Water Ltd and Cholderton and District Water Company Ltd]
2. After Condition R, as inserted by paragraph 1 above, there shall be inserted:
“Condition S: Customer transfer protocol
1. — For the purposes of this condition –
(a) “the Protocol” means the “Customer Transfer Protocol” –
(i) complying with the requirements of paragraphs 3 to 6 below;
(ii) served by the Authority on the Appointee on or after the date on which this condition comes into force; and
(iii) as subsequently amended from time to time in accordance with this Condition; and
(b) until the coming fully into force of section 36 (1) of the Water Act 2003 (transfer to the Water Services Regulation Authority and the Consumer Council for Water of functions,

property etc), any reference to the Authority in this Condition shall have effect as if it were a reference to Director.
2. — The Appointee shall comply with the Protocol.
3. — The Protocol shall provide a clear, simple and standardised process for the timely and efficient transfer of supplies to premises of customers-
(a) between any water undertaker and any licensed water supplier; and
(b) between any two licensed water suppliers.
4. — The Protocol shall—
(a) make the same provision for all of the transfers referred to in paragraph 3 above; and
(b) include provisions for its amendment which shall —
(i) allow the Authority and such other persons as the Protocol shall specify to propose amendments;
(ii) subject to (iii) below, require the agreement of the Authority and such majorities, as the Protocol shall specify, of water undertakers and of licensed water suppliers, before any amendment can be made; and
(iii) in the case of such disagreements as the Protocol shall specify, about any amendment to the Protocol which has been proposed other than by the Authority, allow the Authority to determine whether that amendment shall be made.
5. — The Protocol shall include provisions to the effect that, where —
(a) any water undertaker or licensed water supplier (“the old supplier”) is supplying water to premises of a customer;
(b) that customer has failed to pay the old supplier’s charges for that supply;
(c) those charges have been demanded by notice served on the customer; and
(d) they have remained unpaid for 30 days or more after the date of that notice, the old supplier may suspend the transfer of the supply of water to those premises of that customer until satisfactory provision has been made for the outstanding debt to be paid to the old supplier.
6. — Where the Authority so determines, the Protocol shall provide for such matters as are specified or are of a type specified in the Protocol to be referred to and determined by the Authority.”
Philip Fletcher